Exhibit 10.30

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 14, 2005, is by and among GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Company”), certain borrowing subsidiaries of the Company party hereto (each a “Designated Borrower” and, together with the Company, the “Borrowers”), each subsidiary of the Company party to the Subsidiary Guaranty (as defined below), each Lender (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Credit Agreement (as defined below).

RECITALS:

A. The Borrowers, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, US Bank National Association, as Syndication Agent, and Bank of Oklahoma, N.A., as Managing Agent, are parties to that certain Credit Agreement, dated as of October 1, 2004, (as amended by and together with this Amendment, the First Amendment to Credit Agreement, dated as of November 23, 2004, and as otherwise amended or modified to the date hereof the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meaning given such terms in the Credit Agreement).

B. The Subsidiary Guarantors and the Administrative Agent are parties to that certain Subsidiary Guaranty Agreement, dated as of October 1, 2004 (as amended to the date hereof, the “Subsidiary Guaranty”), and the Company and the Administrative Agent are parties to that certain Company Guaranty Agreement, dated as of October 1, 2004 (as amended to the date hereof, the “Company Guaranty”).

C. The Borrowers have requested that the Lenders (a) waive compliance with the Consolidated Fixed Charge Coverage Ratio pursuant to Section 7.17(c) of the Credit Agreement for the period ending March 31, 2005, as hereinafter set forth (the “Limited Fixed Charge Coverage Waiver”), (b) modify the terms of the Maximum Consolidated Senior Leverage Ratio and Maximum Consolidated Leverage Ratio in clauses (a) and (b), respectively, of Section 7.17 of the Credit Agreement and (c) agree to an increase in the Letter of Credit Sublimit to $75,000,000.

D. The Lenders are, on the terms and conditions stated below, willing to enter into this Amendment and grant the Limited Fixed Charge Coverage Waiver.

E. The parties hereto have agreed to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION 1.01 Limited Fixed Charge Coverage Waiver. Effective as of the Amendment Effective Date, the undersigned Lenders hereby waive compliance with the Consolidated Fixed Charge Coverage Ratio requirement set forth in Section 7.17(c) of the Credit Agreement solely for the period ending March 31, 2005.

SECTION 1.02 Amendments to Credit Agreement.

(a) Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Rate” in its entirety and replacing it with the following definition:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

APPLICABLE RATE

Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans and Swing Line Loans	Commitment Fees
I	Greater than or equal to 2.50 to 1.00	2.75%	1.00%	.50%

II	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	2.50%	.75%	.50%

III	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	2.25%	.50%	.50%

IV	Less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00	2.00%	.25%	.375%

V	Less than 1.00 to 1.00	1.75%	0%	.35%

provided, however, that if at any time the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent is greater than 4.00 to 1.00, then the Applicable Rate shall mean the percentage per annum set forth in Pricing Level I plus .50% with respect to Eurocurrency Rate Loans, Letters of Credit, Base Rate Loans and Swing Line Loans.

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(b), then Pricing Level I (or, if the Consolidated Leverage Ratio set forth on the most recently delivered Compliance Certificate was greater than 4.00 to 1.00, Pricing Level I plus .50% with respect to Loans) will be applicable until the date three Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate. The Applicable Rate in effect during the period from the Closing Date until the initial quarterly Compliance Certificate is delivered shall be determined based upon Pricing Level V.

(b) Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Letter of Credit Sublimit” in its entirety and replacing it with the following definition:

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

(c) Amendment to Section 7.17(a). Section 7.17(a) of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.17(a) is inserted in replacement thereof

(a) Maximum Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio of the Company and its Consolidated Subsidiaries at any time during (but measured on the last day of) any Four-Quarter Period ending during the periods set forth below to be greater than the ratios for such periods set forth below; provided, however, that for the period from the Closing Date through December 31, 2005, the Consolidated Senior Leverage Ratio of the Company and its Consolidated Subsidiaries may be up to 3.00 to 1.00 for no more than two consecutive fiscal quarters during such period..

From the Closing Date through September 30, 2005	2.00 to 1.00

From October 1, 2005 through December 31, 2005	1.75 to 1.00

From January 1, 2006 and thereafter	1.50 to 1.00

(d) Amendment to Section 7.17(b). Section 7.17(b) of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.17(b) is inserted in replacement thereof:

(b) Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Company and its Consolidated Subsidiaries at any time during (but measured on the last day of) any Four-Quarter Period ending during the periods set forth below to be greater than the ratios for such periods set forth below; provided, however, that for the period from the Closing Date through December 31, 2005, the Consolidated Leverage Ratio of the Company and its Consolidated Subsidiaries may be up to 5.75 to 1.00 for no more than two consecutive fiscal quarters during such period.

From the Closing Date through December 31, 2005	3.50 to 1.00
From January 1, 2006 through June 30 2006	3.25 to 1.00
From July 1, 2006 through December 31, 2006	3.00 to 1.00
From January 1, 2007 and thereafter	2.75 to 1.00

SECTION 1.03 Representations and Warranties. Each Borrower hereby represents and warrants to each Lender and the Administrative Agent, on the Amendment Effective Date (as hereinafter defined), as follows:

(a) After giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date with the same effect as if made on and as of the date hereof or the Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an early date.

(b) No Default or Event of Default has occurred and is continuing.

(c) The execution, delivery and performance by the Borrowers and each other Loan Party of this Amendment has been duly authorized by the Borrowers and each other Loan Party, as applicable and there is no action pending or any judgment, order or decree in effect which is likely to restrain, prevent or impose materially adverse conditions upon the performance by each Borrower or any other Loan Party of its obligations under the Credit Agreement or the other Loan Documents.

(d) This Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

(e) The execution, delivery and performance by each Loan Party of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of each Loan Party or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which such Loan Party is a party or which is binding upon it, (ii) any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement, or analogous organizational document, of any Loan Party or any of its Subsidiaries.

SECTION 1.04 Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Amendment Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders.

(b) The Administrative Agent and the Required Lenders shall be satisfied that the representations and warranties set forth in Section 1.03 of this Amendment are true and correct on and as of the Amendment Effective Date and that no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date.

(c) The Administrative Agent shall have received all fees and expenses to be paid by the Borrower pursuant to Section 1.05 of this Amendment.

(d) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments and certificates that shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders. All corporate proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.

SECTION 1.05 Fees and Expenses.

(a) The Company shall pay to the Administrative Agent for its own account a fee in connection with this arrangement of this Amendment as set forth in that certain letter agreement dated as of the date hereof among the Company, the Administrative Agent and Banc of America Securities LLC.

(b) The Company shall pay to the Administrative Agent for the ratable benefit of each Lender that executes and delivers this Amendment as of the date hereof a fee equal to .25% of the sum of (x) such Lender’s Revolving Commitment and (y) such Lender’s outstanding Term Loans, such fee to be paid within two Business Days of the Amendment Effective Date.

(c) The Borrower shall pay all reasonable out-of-pocket expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 1.06 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

SECTION 1.07 Instrument Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 1.08 Further Acts. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

SECTION 1.09 Governing Law. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 1.10 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 1.11 Severability. In case any provision in or obligation under this Amendment or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 1.12 Benefit of Agreement. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

SECTION 1.13 Integration. This Amendment represents the agreement of the Borrowers, the Subsidiary Guarantors, the Administrative Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 1.14 Confirmation. Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects. Each Subsidiary Guarantor ratifies and confirms the Subsidiary Guaranty as in full force and effect after giving effect to this Amendment. The Company ratifies and confirms the Company Guaranty as in full force and effect after giving effect to this Amendment

SECTION 1.15 Loan Documents. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Credit Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS AND GUARANTORS:

GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	Chairman and Chief Executive Officer

DELTAK, L.L.C., a Delaware limited liability company

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	Chief Executive Officer

BRADEN MANUFACTURING, L.L.C., a Delaware limited liability company

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	Chief Executive Officer

DELTAK CONSTRUCTION SERVICES, INC., a Wisconsin corporation

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	Chief Executive Officer

BRADEN CONSTRUCTION SERVICES, INC., a Delaware corporation

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	Chief Executive Officer

GLOBAL POWER PROFESSIONAL SERVICES, L.L.C., a Delaware limited liability company

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	Chief Executive Officer

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C., a Delaware limited liability company

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ Michael D. Earl
Name:	Michael D. Earl
Title:	Senior Vice President

US BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter I. Bystol
Name:	Peter I. Bystol
Title:	Assistant Vice President

BANK OF OKLAHOMA, N.A., as a Lender

By:	/s/ Jamey C. Webb
Name:	Jamey C. Webb
Title:	Assistant Vice President

CITICORP NORTH AMERICA INC., as a Lender

By:	/s/ Cornelius P. Mahon
Name:	Cornelius P. Mahon
Title:	Vice President

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Ronald J. Carey
Name:	Ronald J. Carey
Title:	Vice President

By:	/s/ Thomas F. Bickelhaupt
Name:	Thomas F. Bickelhaupt
Title:	Vice President